UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2025, Mobix Labs, Inc., a Delaware corporation (the “Company”), entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with a holder (the “Holder”) of warrants to purchase shares of the Company’s common stock (the “Existing Warrants”) pursuant to which the Holder agreed to exercise for cash their Existing Warrants to purchase up to an aggregate of 5,486,467 shares of the Company’s common stock, consisting of (i) 1,484,953 shares of the Amended and Restated Series A Common Stock purchase warrants (the “Series A Warrant Shares”), (ii) 1,484,953 shares of the Amended and Restated Series B Common Stock purchase warrants (the “Series B Warrant Shares”), and (iii) 2,516,562 shares of the Common Stock purchase warrants (the “Common Stock Warrant Shares” and together with the Series A Warrant Shares and the Series B Warrant Shares, the “Existing Warrant Shares”), at the current exercise price of $0.8202 per share, in exchange for the Company’s agreement to issue new warrants (the “Inducement Warrants”) as described below, to purchase up to an aggregate of 8,229,701 shares of the Company’s common stock (the “Inducement Warrant Shares”). The Company expects to receive aggregate gross proceeds of approximately $4.5 million from the exercise of the Existing Warrants by the Holder. The Company engaged Roth Capital Partners, LLC (“Roth”) to act as its financial advisor in connection with the transactions summarized above and will pay Roth a cash placement fee equal to 7.0% of the aggregate gross proceeds and will issue warrants to purchase up to 384,053 shares of the Company’s common stock (the “Placement Agent Warrants”) (which represents 7.0% of the sum of the Existing Warrants exercised) at an exercise price of $1.08.

The shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered for resale by the Holder pursuant to an existing registration statement on Form S-1 (File No. 333-287493) declared effective by the Securities and Exchange Commission (the “SEC”) on August 11, 2025.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then Form S-3 eligible) covering the resale of the Inducement Warrants Shares issued or issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”) within thirty (30) calendar days of the date of the Inducement Letter. In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) for forty-five (45) days.

The Company has agreed to hold an annual or special meeting of stockholders on or prior to the date that is sixty (60) calendar days after the Closing Date (as defined in the Inducement Letter) for the purpose of obtaining stockholder approval, with the recommendation of the Company’s board of directors that such proposals are approved. If the Company does not obtain stockholder approval at the first meeting, the Company has agreed to call a meeting to seek stockholder approval every sixty (60) calendar days until the date that the Inducement Warrants are no longer outstanding.

Inducement Warrant Terms

The following summary of certain terms and provisions of the Inducement Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Inducement Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Inducement Warrants is qualified in its entirety by reference to such exhibit.

Duration and Exercise Price

Each Inducement Warrant will have an exercise price equal to $1.08 per share. The Inducement Warrants will be exercisable upon stockholder approval and may be exercised until the fifth (5th) anniversary of the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Inducement Warrants will be issued in certificated form only.

Exercisability

The Inducement Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Inducement Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Inducement Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Inducement Warrants.

Cashless Exercise

If, at the time a holder exercises its Inducement Warrants, a registration statement registering the issuance of the shares of common stock underlying the Inducement Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Inducement Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Inducement Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of an Inducement Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Inducement Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Inducement Warrants have the right to require us or a successor entity to redeem the Inducement Warrants for cash in the amount of the Black Scholes Value (as defined in each Inducement Warrant) of the unexercised portion of the Inducement Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Inducement Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Inducement Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable securities laws and conditions set forth in the Inducement Warrants and the Inducement Letter, an Inducement Warrant may be transferred at the option of the holder upon surrender of the Inducement Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Inducement Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Inducement Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Inducement Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Inducement Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Inducement Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Inducement Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights or dividends, until such holder exercises such holder’s Inducement Warrants.

Waivers and Amendments

The Inducement Warrant may be modified or amended or the provisions of the Inducement Warrant waived with our and the holder’s written consent.

The Company has also agreed to amend the Series B Warrants held by the Holder and not exercised pursuant to the Inducement Letter in order to extend the Termination Date (as defined in the Series B Warrants) to be equal to April 3, 2030.

The forms of Inducement Letter and Inducement Warrant are attached as Exhibits 10.1 and 4.1, respectively. The descriptions of the terms of the Inducement Letter and the Inducement Warrants are not intended to be complete and are qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants, the Existing Warrant Shares and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Inducement Warrant Shares and shares issuable upon exercise of the Placement Agent Warrants pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The description of the Inducement Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. The form of the Inducement Warrant and Placement Agent Warrant has been filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD

On September 3, 2025, the Company issued a press release disclosing the transactions described herein, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant
4.2	Form of Amended and Restated Series B Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Inducement Letter
99.1	Press release, dated September 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

September 4, 2025	By:	/s/ Keyvan Samini
	Name:	Keyvan Samini
	Title:	President and Chief Financial Officer